Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES SECOND QUARTER RESULTS

MONDOVI, Wis., July 14, 2015 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported a 5.4% increase in net income to $8.4 million, or 25 cents per diluted share, for the second quarter ended June 30, 2015, from $7.9 million, or 24 cents per diluted share, for the second quarter of 2014. For the six-month period ended June 30, 2015, net income increased 40.4% to $18.5 million, or 55 cents per diluted share, compared with $13.2 million, or 39 cents per diluted share, for the first six months of 2014. As previously reported, results for the first six months of 2015 included a gain on the disposition of a facility of $3.7 million, or 6 cents per diluted share, which occurred as part of the Company’s ongoing program to expand and update the footprint of its facilities throughout the United States.

Operating revenue, net of fuel surcharges, improved 6.1% to $143.9 million for the second quarter of 2015 from $135.7 million for the second quarter of 2014, and improved 8.1% to $284.6 million for the first six months of 2015 from $263.2 million for the first six months of 2014. These improvements were primarily due to the continued growth of Marten’s dedicated operations. Operating revenue was $163.6 million for the 2015 quarter compared with $168.4 million for the 2014 quarter, and was $324.9 million for the 2015 six-month period compared with $327.8 million for the 2014 six-month period. Fuel surcharge revenue decreased to $19.7 million for the second quarter of 2015 from $32.7 million for the 2014 quarter, and decreased to $40.2 million for the 2015 six-month period from $64.6 million for the 2014 six-month period.

Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, improved to 90.2% for the second quarter of 2015 from 90.5% for the second quarter of 2014. The ratio improved to 88.9% for the 2015 six-month period from 91.8% for the 2014 six-month period. The operating ratio, net of both fuel surcharges and the gain on the facility disposition, improved to 90.2% for the six-month period ended June 30, 2015.

Chairman and Chief Executive Officer Randolph L. Marten said, “We are encouraged by our continued growth in both our profitability and tractor fleet size, with our average truckload and dedicated tractor count up 201 tractors, or 9.2%, over last year’s second quarter. Looking forward to the third quarter and beyond, we secured multi-year dedicated contracts for an additional 279 tractors in this year’s second quarter. We believe the demand for our customized dedicated transportation solutions will continue to result in further growth and remain confident about our position to capitalize on growth opportunities across all of our business units.”

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States. Marten specializes in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment. Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

Beginning with the fourth quarter of 2014, Marten Transport moved from two to four financial reporting segments. Marten now reports its operating results in Truckload, Dedicated, Intermodal and Brokerage segments instead of the previously reported Truckload and Logistics segments. The reporting of prior periods has been updated to reflect this change.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
(In thousands, except share information)	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$4,499	$123
Receivables:
Trade, net	68,898	72,263
Other	8,814	17,740
Prepaid expenses and other	15,912	16,860
Deferred income taxes	3,091	3,199
Total current assets	101,214	110,185

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	700,123	645,972
Accumulated depreciation	(190,330)	(180,223)
Net property and equipment	509,793	465,749
Other assets	3,606	3,726

Total assets	$614,613	$579,660

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Checks issued in excess of cash balances	$-	$745
Accounts payable and accrued liabilities	65,221	29,775
Insurance and claims accruals	13,645	13,998
Total current liabilities	78,866	44,518
Long-term debt	-	24,373
Deferred income taxes	127,347	122,843
Total liabilities	206,213	191,734

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 96,000,000 shares authorized; 33,618,595 shares at June 30, 2015, and 33,418,829 shares at December 31, 2014, issued and outstanding	336	334
Additional paid-in capital	90,975	87,370
Retained earnings	317,089	300,222
Total stockholders’ equity	408,400	387,926
Total liabilities and stockholders’ equity	$614,613	$579,660

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(In thousands, except per share information)	2015	2014	2015	2014

Operating revenue	$163,588	$168,423	$324,875	$327,832

Operating expenses (income):
Salaries, wages and benefits	50,964	44,667	99,772	88,399
Purchased transportation	28,083	30,739	57,587	58,869
Fuel and fuel taxes	28,281	40,494	54,757	80,320
Supplies and maintenance	10,942	10,351	21,384	20,786
Depreciation	18,311	16,865	36,138	33,236
Operating taxes and licenses	2,014	1,728	3,890	3,441
Insurance and claims	6,778	6,663	14,868	12,788
Communications and utilities	1,388	1,311	2,916	2,744
Gain on disposition of revenue equipment	(1,787)	(1,278)	(2,948)	(1,941)
Gain on disposition of facility	-	-	(3,712)	-
Other	4,453	3,951	8,751	7,618

Total operating expenses	149,427	155,491	293,403	306,260

Operating income	14,161	12,932	31,472	21,572

Other	6	(612)	21	(710)

Income before income taxes	14,155	13,544	31,451	22,282

Provision for income taxes	5,798	5,618	12,906	9,069

Net income	$8,357	$7,926	$18,545	$13,213

Basic earnings per common share	$0.25	$0.24	$0.55	$0.40

Diluted earnings per common share	$0.25	$0.24	$0.55	$0.39

Dividends declared per common share	$0.025	$0.025	$0.050	$0.050

 MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	June 30,		June 30,	June 30,
(Dollars in thousands)	2015	2014	2015 vs. 2014	2015 vs. 2014
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$88,822	$90,316	$(1,494)	(1.7)%
Truckload fuel surcharge revenue	13,929	23,699	(9,770)	(41.2)
Total Truckload revenue	102,751	114,015	(11,264)	(9.9)

Dedicated revenue, net of fuel surcharge revenue	22,601	11,845	10,756	90.8
Dedicated fuel surcharge revenue	2,803	3,245	(442)	(13.6)
Total Dedicated revenue	25,404	15,090	10,314	68.3

Intermodal revenue, net of fuel surcharge revenue	16,101	20,406	(4,305)	(21.1)
Intermodal fuel surcharge revenue	2,945	5,800	(2,855)	(49.2)
Total Intermodal revenue	19,046	26,206	(7,160)	(27.3)

Brokerage revenue	16,387	13,112	3,275	25.0

Total operating revenue	$163,588	$168,423	$(4,835)	(2.9)%

Operating income:
Truckload	$9,808	$10,410	$(602)	(5.8)%
Dedicated	2,563	1,433	1,130	78.9
Intermodal	969	483	486	100.6
Brokerage	821	606	215	35.5
Total operating income	$14,161	$12,932	$1,229	9.5%

Operating ratio:
Truckload	90.5%	90.9%
Dedicated	89.9	90.5
Intermodal	94.9	98.2
Brokerage	95.0	95.4

Consolidated operating ratio	91.3%	92.3%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Six Months		Six Months	Six Months
	Ended		Ended	Ended
	June 30,		June 30,	June 30,
(Dollars in thousands)	2015	2014	2015 vs. 2014	2015 vs. 2014
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$175,633	$177,118	$(1,485)	(0.8)%
Truckload fuel surcharge revenue	28,519	47,411	(18,892)	(39.8)
Total Truckload revenue	204,152	224,529	(20,377)	(9.1)

Dedicated revenue, net of fuel surcharge revenue	42,464	22,573	19,891	88.1
Dedicated fuel surcharge revenue	5,394	6,067	(673)	(11.1)
Total Dedicated revenue	47,858	28,640	19,218	67.1

Intermodal revenue, net of fuel surcharge revenue	33,120	38,760	(5,640)	(14.6)
Intermodal fuel surcharge revenue	6,318	11,136	(4,818)	(43.3)
Total Intermodal revenue	39,438	49,896	(10,458)	(21.0)

Brokerage revenue	33,427	24,767	8,660	35.0

Total operating revenue	$324,875	$327,832	$(2,957)	(0.9)%

Operating income:
Truckload	$19,410	$16,588	$2,822	17.0%
Dedicated	4,567	2,755	1,812	65.8
Intermodal	2,220	966	1,254	129.8
Brokerage	1,563	1,263	300	23.8
Total operating income before gain on disposition of facility	27,760	21,572	6,188	28.7
Gain on disposition of facility	3,712	-	3,712	N/A
Total operating income	$31,472	$21,572	$9,900	45.9%

Operating ratio:
Truckload	90.5%	92.6%
Dedicated	90.5	90.4
Intermodal	94.4	98.1
Brokerage	95.3	94.9
Consolidated operating ratio before gain on disposition of facility	91.5%	93.4%

Consolidated operating ratio	90.3%	93.4%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2015	2014	2015	2014
Truckload Segment:
Revenue (in thousands)	$102,751	$114,015	$204,152	$224,529
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,623	$3,655	$3,615	$3,581
Average tractors(1)	1,886	1,901	1,879	1,913
Average miles per trip	679	676	692	679
Non-revenue miles percentage(2)	9.5%	9.9%	9.4%	9.6%
Total miles (in thousands)	47,829	50,589	95,359	100,092

Dedicated Segment:
Revenue (in thousands)	$25,404	$15,090	$47,858	$28,640
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,493	$3,234	$3,469	$3,332
Average tractors(1)	498	282	473	262
Average miles per trip	368	335	371	336
Non-revenue miles percentage(2)	1.4%	1.7%	1.9%	1.5%
Total miles (in thousands)	12,274	6,608	23,349	12,524

Intermodal Segment:
Revenue (in thousands)	$19,046	$26,206	$39,438	$49,896
Loads	8,867	12,032	18,234	22,555
Average tractors	91	121	94	110

Brokerage Segment:
Revenue (in thousands)	$16,387	$13,112	$33,427	$24,767
Loads	10,774	8,611	21,624	16,319

At June 30, 2015 and June 30, 2014:
Total tractors(1)	2,605	2,311
Average age of company tractors (in years)	1.6	1.8
Total trailers	4,397	4,225
Average age of company trailers (in years)	2.6	2.5
Ratio of trailers to tractors(1)	1.7	1.8

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(In thousands)	2015	2014	2015	2014

Net cash provided by operating activities	$18,614	$13,187	$71,776	$40,695
Net cash used for investing activities	36,573	48,149	43,335	69,533

Weighted average shares outstanding:
Basic	33,582	33,369	33,521	33,355
Diluted	33,853	33,696	33,802	33,662

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 58 and 35 tractors as of June 30, 2015, and 2014, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.